EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statements of Form S-8 related to the 1991 Long-Term Incentive and Stock Option Plan and subsequent amendment (commission file No.'s 33-74148, 33-89222, and 333-3670) and the Registration Statement on Form S-8 for the registration of 31,389 shares (commission file No. 33-94006), of our report, dated November 14, 1997, with respect to the financial statements of XATA Corporation, appearing in this Annual Report on Form 10-KSB for the year ended September 30, 1997.


                                         /s/ McGladrey & Pullen, LLP
                                         ------------------------------
                                         McGLADREY & PULLEN, LLP


Minneapolis, Minnesota
December 23,  1997